As filed with the Securities and Exchange Commission on  February 5, 2013
Registration Number: 333-176429
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

Form S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TEAMUPSPORT INC.
(Exact Name of Registrant As Specified in its Charter)

Nevada	7999	99-0366971
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Nevada Agency and Trust Company
700 Gillard Street	50 West Liberty Street, Suite 880
Wallaceburg, Ontario, N8A 4Z5, Canada	Reno, Nevada 89501
(519) 627-7428	(775) 322-0626
(Address and telephone number of	(Name, address and telephone
principal executive offices)	of agent for service)

With copies to:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
Tel:  303-850-7637
Fax:  303-482-2731

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (section 232.406 of this chapter) during the preceding 12 months (or for such shorter period that we was required to submit and post such files).  Yes ☐    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐             Accelerated Filer ☐             Non-accelerated filer ☐             Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)
Common Stock (2)	1,900,000 shares	$0.02	$38,000	$4.41
(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Represents common stock being sold on behalf of selling shareholders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated  February 5, 2013

PROSPECTUS

TEAMUPSPORT INC.

1,900,000 COMMON SHARES ON BEHALF OF SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering the 1,900,000 common shares offered through this prospectus. The 1,900,000 common shares offered by the selling shareholders represent 40% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$38,000	None	$38,000

The Common Stock is quoted on the over-the-counter market on the OTCQB under the symbol “TUPS”. The selling shareholders will sell our shares at prevailing market prices or privately negotiated prices.

The offering shall terminate on February 5, 2014.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this prospectus entitled Risk Factors on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

TeamUpSport Inc.

We were incorporated on October 4, 2010 under the laws of the state of Nevada. Our principal offices are located at 700 Gillard Street, Wallaceburg, Ontario, Canada. Our telephone number is (519) 627-7428.

TeamUpSport Inc. intends to develop and commercialize on its website www.teamupsport.com, which will be a website designed to integrate into a single online offering, people’s interest in sport with the new capabilities of online social networking.

We are still in our development stage and plan and can not commence business operations on our website until its completion. The TeamUpSport website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The first stage of our plan of operations was to design and implement a demo interface to show the structure, look, and feature set for the registrant’s website. Expenses related to stage one are expected to be less than $20,000 and we expect to have this stage of the websites development completed in March of 2012 . The second stage of our plan of operations is the creation, testing and debugging of the initial operational beta site. The company currently has sufficient capital to begin but not complete the second stage of its plan of operations which is estimated to be less than $30,000 and expected to be completed by May 2013 . We can provide no assurance that we will be successful in our planned development of our website. The third stage of our plan of operations is the roll out of our live website which includes the sourcing of local content, developing contact lists for local teams and sports and the implementing of a marketing campaign. Expenses related to stage three are estimated to be approximately $250,000. The registrant currently does not have sufficient capital to proceed with this stage of its plan of operations. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. We believe the only source of funds that would be realistic is through a loan from our president or the sale of equity capital.

We have not earned any revenues to date.  We do not anticipate earning revenues until we have completed our website and commenced marketing activities.  As of November 30, 2012, we had $5,045 cash on hand and $1,302 in liabilities.  Accordingly, our working capital position as of November 30, 2012 was $3,743.  Since our inception through November 30, 2012, we have incurred a net loss of $48,590.   Our net loss is due to lack of revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and due to the fact that to date we have had no revenues.

Our fiscal year ended is May 31.

The Offering

Securities Being Offered	Up to 1,900,000 common shares.

Sales by Selling
Shareholders
The sales price to the public is fixed at $0.02 per share. The selling Shareholders will sell their shares of our common stock at a price of $0.02 per share or at prevailing market prices, prices related to prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our shares of common stock to investors.

We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Securities Issued and to be Issued
4,766,698 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Market for our
common stock.	The Common Stock is quoted on the over-the-counter market on the OTCQB under the symbol “TUPS”.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	November 30, 2012	May 31, 2012
Balance Sheet Data	(unaudited)	(audited)
Cash	$5,045	$25,088
Total Current Assets	$5,045	$25,088
Liabilities	$1,302	$1,302
Total Stockholder’s Equity	$3,743	$23,786

Statement of Loss and Deficit	From Inception (October 4, 2010) to November 30, 2012(unaudited)
Revenue	$-
Net Loss for the Period	$48,590

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stage of our business plan; however, we currently do not have any operations and we have no income. We estimate that we will require an additional $280,000 to $300,000 in order to reach operational status and conduct our proposed operations. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not generated any income from operations to date and future financial results are uncertain.  We cannot assure you that the registrant can operate in a profitable manner.  We have an accumulated deficit of $(48,590) from inception to November 30, 2012 . Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant.

Our independent auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $48,590 for the period from October 4, 2010 (inception) to November 30, 2012 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

Because our executive officer does not have experience in e-commerce, there is a higher risk our business will fail.

None of our executive officers have any experience in e-commerce and have never managed any company involved in e-commerce. As a result our business could suffer irreparable harm due to our lack of experience in e-commerce.

Because our executive officer does not have experience in accounting and finance, there is a higher risk our business will fail.

Our sole officer and director does not have any experience accounting and finance and have never acted in this capacity for another company.  He will be responsible for preparing our financial statements and developing and assessing our internal control over financial reporting. As a result our business could suffer irreparable harm due to his lack of experience in accounting and finance.

Our executive officer has only agreed to provide his services on a part-time basis.   He may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Because we are in the development stage of our business, our executive officer will not be spending a significant amount of time on our business. Dennis Kjeldsen expects to expend approximately 15 hours per week on our business. Competing demands on Mr. Kjeldsen’s time may lead to a divergence between his interests and the interests of other shareholders. Dennis Kjeldsen is the Operations Manager of Thru-Flow Inc, a plastic decking company. None of the work he will be undertaking as Operations Manager of Thru-Flow Inc. will directly compete with the registrant.

Our executive officer owns approximately 60% of our outstanding common stock.  Investors may find that corporate decisions influenced by our executive officer are inconsistent with the best interests of other stockholders

Dennis Kjeldsen, our sole officer and director, owns approximately 60% of the outstanding shares of our common stock as of the date of this prospectus.  Accordingly, he has, and following the completion of the offering, will continue to have power in deciding every aspect of our business.  He will have the power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our executive officer may still differ from the interests of other stockholders. Mr. Kjeldsen owns 2,866,698 common shares for which he paid $14,333.49.

Our executive officer is a Canadian resident; difficulty may arise in attempting to effect service or process on him in Canada

Because our executive officer is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against the registrant’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by viruses, worms, and spy-ware.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

Risks Related To This Offering

If the selling shareholders sell a large number of common shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,900,000 common shares through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, Original Source common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:
   -   Make a suitability determination prior to selling penny stock to the purchaser;

   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section in this prospectus.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 1,900,000 common shares being registered on behalf of selling shareholders.  We are bearing all costs relating to the registration of the common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares.

The sales price to the public is fixed at 0.02 per share.   If a market for the stock develops, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 1,900,000 common shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
   -  ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   -  face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:
(a)  ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b)  privately negotiated transactions;
(c)  market sales (both long and short to the extent permitted under the federal securities laws);
(d)  at the market to or through market makers or into an existing market for the shares;
(e)  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f)  a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The shareholders and any broker-dealers or agents that participate with the shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

None of the selling shareholders listed in this registration statement are registered broker-dealers or affiliates of registered broker-dealers.

State Law Restrictions on Resale

If a selling security holder wants to sell our common shares under this registration statement in the United States, the selling shareholders will also need to comply with the states securities laws with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.

Any person who purchases common shares from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with state laws regarding secondary sales.  When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Selling Shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 1,900,000 common shares currently outstanding for the account of the following individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Total Shares Before Offering	# of Shares Being Registered	Total Shares After Offering	% After Offering
Lois Anderson	50,000	50,000	Nil	Nil
Robert Anderson	50,000	50,000	Nil	Nil
Robert Countryman	75,000	75,000	Nil	Nil
Eileen Elnicki	75,000	75,000	Nil	Nil
Steve Elnicki	75,000	75,000	Nil	Nil
Jason Everaert	75,000	75,000	Nil	Nil
Julie Everaert	75,000	75,000	Nil	Nil
Steve Gates	50,000	50,000	Nil	Nil
Todd Gilhuly	50,000	50,000	Nil	Nil
Barbara Helbin	75,000	75,000	Nil	Nil
Edward Helbin	75,000	75,000	Nil	Nil
Kyle Hess	50,000	50,000	Nil	Nil
Michelle Hess	50,000	50,000	Nil	Nil
Taylor Hess	50,000	50,000	Nil	Nil
Linda Huget	75,000	75,000	Nil	Nil

Gregory Kemmis	75,000	75,000	Nil	Nil
Ronald Kinny	50,000	50,000	Nil	Nil
Joanne Kjeldsen	50,000	50,000	Nil	Nil
Paul Kjeldsen	50,000	50,000	Nil	Nil
Rhonda Kjeldsen	75,000	75,000	Nil	Nil
Gary Marcolin	50,000	50,000	Nil	Nil
George MacGregor	50,000	50,000	Nil	Nil
Linda MacGregor	75,000	75,000	Nil	Nil
Natasha McCullough	50,000	50,000	Nil	Nil
Jason McDougall	50,000	50,000	Nil	Nil
Derek McGivern	50,000	50,000	Nil	Nil
Julie McGivern	50,000	50,000	Nil	Nil
Matthew Sorrell	75,000	75,000	Nil	Nil
Mary Walker	75,000	75,000	Nil	Nil
Steve Walker	75,000	75,000	Nil	Nil
Emilio Zambon	50,000	50,000	Nil	Nil
Total	1,900,000	1,900,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

Other than Paul Kjeldsen the father of Dennis Kjeldsen our President and director, Rhonda Kjeldsen the mother of our president, George MacGregor the uncle of our president, Lois Anderson, Linda Huget, Linda MacGregor and Joanne Kjeldsen the aunts of our president, none of the selling shareholders:

(1)	have had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	have ever been one of our officers or directors.

Prior to each sale of common shares to the selling shareholders, each selling shareholder represented in writing to the registrant that the common shares would be purchased solely for the account of the shareholder and not for distribution. The selling shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All selling shareholders have represented to the registrant that they intend to sell their shares in the ordinary course of business.

DESCRIPTION OF BUSINESS

In General

The registrant was incorporated in Nevada in October 2010 with a mission to develop and commercialize on its website www.teamupsport.com. The TeamUpSport website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The registrant’s website will be designed to integrate into a single online offering people’s interest in sports with the capabilities of online social networking. The website will become a sports focused social networking website. Unlike other social networking websites that do not have a focused market, the registrant aims to target people interested in the sports enthusiast market. All content will be geared specifically towards sports, such as fan groups for teams, and media arranged by leagues. This will allow the registrant to offer a service designed to compliment the lifestyles of sports fans, no matter what sport they play or are interested in.

The Market

Online Social Networking

A social networking site is a web based community that brings together old and new friends to share thoughts, media, and information. There is a boom in social networking sites, a noticeable trend in the past several years.  Sites such as Facebook.com, MySpace.com, and Hi5.com have targeted the general population from a social perspective, and have dominated the networking market. Several other networking websites have emerged, targeting more specific niche markets.

General social networking sites dominate the market not only in the U.S. but around the world. The ability of social networking sites to attract new members is staggering. www.facebook.com has more than 750 million active users. However, a significant number of specialty social networking sites have appeared which focus on categories such as: photo sharing, books, computer games, travel, business to business, music, art, medical, and genealogy.

Sports Participants and Sports Fans

The registrant has conducted extensive research and as a result the registrant believes its two primary target markets – sports participants and sports fans – are both very large.  They also will obviously overlap.  The registrant believes the market for sports fans is much greater, as evidenced by TV viewership of major sports and data which demonstrates that in the major sports, for each sports particpant, there are many more volunteers and attendees.  Interest in sports cuts across all age and demographic groups and represents a major force throughout society.  Yet there is a clear gap in the online social networking sector.

Competition

A number of sports-oriented social networking sites have begun to appear.  It has been a top priority of the registrant to closely research these websites in order to determine the current state of offerings and to establish the competitive advantage teamupsport.com is expected by management to have upon its completion. A brief summary of these websites follows.

Website	Comments
eFans.com	Largely a content site – news, twitter, blogs. Users can create their own athlete or team page.
FanNation.com
FanNation is a general sports social networking site that has a news and stats focus.  It is essentially a conventional website and SI.com focus (it is operated by Sports Illustrated) and has a strong national, pro sports orientation.  It is essentially a national sports portal along with blogs etc.  There is no regional or local focus in terms of content orientation whatsoever.

Fanspot.com
Fanspot is a sports social network that features fan clubs, blogs, team stats and photos. It has been online for at least 9 years and has a dated look along with old (months old) information.  The site seems to be mostly geared to blogs and forums.

iLovetoPlay.com
This site is a meeting place where sports participants and organizations can find each other, communicate.  Users can organize sports activities, find a training partner, and find places to play.
It is geared toward sports participants - not for sports fans.  There are no blogs / news, etc. – it is a source to find things.

FreetheFan.com
This site is a place for sports fans to create profiles and debate sports headlines, win prizes and share opinions and videos.  It has a pro / national focus and basically allows fans to voice opinions and post videos.

SportsMates
This site seems to have evolved from an actual social networking site (communities, blogs, fan directories, photos) into a platform that enables sports organizations and teams to operate online communities and social networks ("clubs") for their organizations.  It seems to operate one such site - Kournikova.com (the official website of tennis star Anna Kournikova).

Comenplay.com
Comenplay.com brings athletes together so they can improve their health and fitness, meet new friends and play more sports.  With a predominantly UK focus, it has been developed to help everyone to play more sport, find new friends and clubs, and to really enjoy exercise and physical activities.
The site is not really centered around fans, but rather is oriented toward activities for people (comenplay.com will make it easier for you to be more physically active).   Comenplay.com lets you make the most of your time and offers a quick and easy way to find activities at times that suit you.

Sportsvite.com
A community that includes tools to help people organize pick-up games, find other players and keep track of stats and team events, such as practices and games.
This site has a completely localized focus w/ bulletin boards & postings, along with a new capability to organize teams & events

Sportsfanlive.com	Essentially an aggregator site, tailored to your selected interests. Daily content to your inbox on your favorite teams. Bloggers featured, top stories.

The TeamUpSport website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The competitive advantage of the registrant will lie in its ability to bring together features of traditional sports content providers along with true social networking.  It will introduce true customization to sports social networking sites – each user will have his / her own screen as with Facebook. The site will appeal to users of Facebook because that site is completely centered around general social relationships and has virtually no specialized sports content. The rich feature set will appeal to virtually every sports fan / athlete desiring an ongoing online experience in the sporting world.  The site is expected by management to appeal to advertisers because of the sports focused content which makes targeting sports fans and sports participants easier than a general social networking site. Content providers are expected by management to be interested as they will have the ability to stream their advertisements along with their content, on a continuing basis, every time the user accesses this content.

Part of the anticipated attraction of the registrant’s website will be the ability, all in one place, to access content and discussion regarding their selected local teams, along with local media regarding this particular interest. Along with localized content, national media will be accessed simply by clicking an icon to the left of their screen.

SportsMates combines all the popular interactive community features that fans have come to expect in a single, highly-integrated platform. Oftentimes, clients are forced to utilize multiple services for different features or to cobble together features using multiple technologies which are not integrated together. A turnkey interactive community on the registrant’s website, on the other hand, will include fan profiles, message boards, photo galleries, chat rooms, link directories, event listings and advanced customization features.

The Website

The registrant’s website is still under construction. The TeamUpSport website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational.

Customized Content + True Social Networking.

www.teamupsport.com will be a one stop shop, going far beyond what existing sports websites provide, also going well beyond the general Facebook concept to be the customizable portal and social networking interface for sports fans.  Existing sports offerings continue to be content-centric websites and Facebook simply is a general social networking site without anything specific to the sports enthusiast.  TeamUpSport will merge the two contents, providing the following elements:

Parallel structure to Facebook – the interface is tailored completely to the users preferences, interests, contacts, etc.

Personalization – the ability to select national / regional / local content (from local or national content providers), along with choice of bloggers.

High degree of interactivity and ease of use.

Large number of links to sports content providers giving the website the ability to act as portal to specific content from other providers.

Full range of social networking tools – Users can post a profile with a blog, find friends, send / post messages, see what others are saying about specific topics, host pictures and videos, etc.

The registrant’s website is being designed to bring together like minded individuals in an environment customized to their particular sports or recreational interest.

Focus on Most Popular Sports

Although there are many potential sports that can be targeted, the focus of the registrant will be concentrated in 10-20 of the most popular sports, including ice hockey, golf, soccer, baseball, basketball, volleyball, skiing, swimming, lacrosse, football, running, rowing, tennis, sailing, rugby and cycling.

Team Building Feature

A special feature of the website will be the ability for teams to conveniently maintain their own team website free of charge. For example, a local soccer team may build their homepage on the website, allowing them to post pictures, stats, schedules, and player bios.  The team players can list themselves through their team site, and conveniently update the content. Other viewers can visit their site, message team members, and comment on multimedia. This gives the team a free, user-friendly website, while driving web traffic to www.teamupsport.com.

Simplicity of Interface

Whereas most sports networking sites attempt to arrange all content on one page along the lines of traditional content driven websites (stories, blogs, videos, etc. all on the same page) when users visit / sign in they will be given icons on the left, similar to Facebook, with the option to select categories to view at any given time.  Shown right are the categories which include: “My teams”, “My sports”, “My friends” “Favourite bloggers”, and “Favourite players” which will all be user selected. As well as: National media feeds from national sports media, Local news with local stories from local radio, TV, and newspapers and Alerts which will advise of major breaking stories in the world of sports.

When members log into the website, they are to be greeted by a list of upcoming local events and news. The content will change depending on their sport(s) of interest, and their geographic location. This is ideal for people who wish to stay up to date, plan local games and meets/tournaments.

The registrant’s website will be customizable by the user and there will be constant updates on its content based on individual visitor profiles, selected interests, and teams.  This ensures each user receives an experience suited to their personal interests, thus retaining interest in the registrant’s website and provoking a level of return traffic. The website will promote free-flowing exchange of information, whether it is photos, videos, statistics, or personal comments and opinions.

User Profiles

To join the website members must fill out some pertinent information, such as:
Name and User Name, Personal Picture which can be uploaded, age, sex, location, sports interest, team interests, players school or university, content preferences, Preferred sports location, home country.

Content

This information allows for customized content for the user. For example, weather data for preferred sporting location and personalized retailer offers.  In addition, the information can be used to help assist members in finding other people with similar interest. The website will also be designed for organizations, such as teams and clubs.  Organizations create a mission statement and include a picture of the team logo. There are options for schedules, results, discussions, and photos. Each member of a team, in the form of either a team member or fan is shown with their personal information file. Each team has access to a team forum where members and supporters can communicate with the team. The initial feature list is expected to be: Photo Gallery, Video Gallery, Friends list, Instant Messaging, Easy Tournament (allows you to create double elimination or round robin flow charts), Message service, with email and text message alert, Local Weather, and Venue weather (example - Ski hill), Team Finder (find other teams in same age group and sport), Team News, Team Statistics, Local Events, Gear Swap (sport-specific classifieds), Custom Forums, Custom Page logos and colors, Local Business finder (lists local business, who sell equipment for your sport), Member Profile Page – This critical page is where individuals can identify themselves and personalize their profile. This is the area in which each individual member considers “home”. The following components are included within the profile page:

Sports – the sports in which the member is currently associated.

Member Information – This public information given; and any personal information that the member may want to share: Name, birthday, home town, etc

Friends List – List of the member’s current TeamUpSport friends.

Teams – Listing of any teams/clubs in which the member is a part of.

Fan Clubs - A listing of any fan clubs in which the member is associated. Fan clubs are based on existing TeamUpSport teams.

White Board – An area where the member’s friends may leave public comments on the member’s profile page.

Media Gallery – A collection of the member’s photos or videos of the person, or media content in which they have been identified.

Team Page – Each team page is a gathering point for related players, coaches, and fans. This page contains current team information, news, statistics, rosters, and media. Team pages are administrated by confirmed players.

Front Page – The front page is a central point of the website, linking together of the core features under one room. Although the main page will always share the same layout, all of the content is customized based on the member’s sports of interest and geographic location.

Revenue Sources

We hope to generate revenue from advertising.  While content providers will have their advertising featured along with their media, at all times the basic interface will belong to the registrant, with the ability to feature advertising – targeted to the profile of the user.

The goal of a customized website like www.teamupsport.com is a tailored advertising campaign precisely targeted for the advertisers target market. Advertisers can select what region they would like to target; whether it is a country, state, or city. Additionally, advertisers can select the sports that they want to target.

Marketing

The registrant intends to pursue a wide variety of marketing techniques to attract visitors to its website, including:

Viral marketing: Management of TeamUpSport Inc. believes that the major method for marketing and promotion of social networking sites is viral marketing / word of mouth.  So-called viral marketing uses existing communication networks to spread the word exponentially.  Furthermore, management of TeamUpSport believes the key to the best viral marketing is create something that generates buzz and is so fascinating that it gets passed by viewers to their friends via e-mail and social networks.

Search Engine Strategies: keyword-rich page title, descriptive keywords, making the website search engine friendly.

Other marketing strategies the registrant may pursue are, public relations strategies, linking strategies, email strategies, and possibly purchasing Pay Per Click ads.

Government Regulation

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 700 Gillard Street, Wallaceburg, Ontario, Canada, N8A 4Z5. This office space is being provided to the registrant free of charge by our president, Mr. Kjeldsen. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities and growth.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.  If a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of February 5, 2013 , there were 4,766,698 shares of our common stock issued and outstanding held by thirty two (32) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase common shares.

Options

We have not issued and do not have outstanding any options to purchase common shares.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The registrant is a development stage company with limited initial funding.   Therefore, development will occur in several phases, as follows:

Stage 1:

The goal in stage 1 will be to design and implement a demo interface to show the structure, look, and feature set for the registrant’s website.  To this end, several basic pages will be designed, including:

Signup / home page for www.teamupsport.com inviting people to sign up, describing features and benefits, etc.

Sample homepage for an individual that has signed up and shows what is seen when they sign in.

Several pages i.e. their “my team” page which shows media content related to their team(s), blog pane, other local related content, etc.

These pages will be static and graphic in nature.  Along with this, www.teamupsport.com will identify and document the important and complex programming requirements and timeline to make the website a reality.

The demo website was completed In January 2012. Upon testing the demo site the registrant decided that it needed to be reworked in order to be integratede with the currently popular social media sites. The registrant believes it will be able to accomplish this redesign in March 2013 .

Due to the nature of the costs involved and the fact that the registrant’s president will not be receiving a salary at this time, expenses related to Stage 1 are expected to be less than $25,000. The president will spearhead this effort. As the majority of the cost has been spent by the registrant, the registrant currently has sufficient capital to complete this stage of its plan of operations.

Stage 2:

With Stage 2, the initial operational beta site will be created, tested, and debugged. This website will be beta test-marketed with a variety of selected potential users. Once the beta site is up and running, the registrant will seek to raise funds for a roll out strategy.

Due to the nature of the costs involved and the fact that the Company’s President will not be receiving a salary at this time, expenses related to stage 2 are expected to be less than $30,000. The president will spearhead this effort and the completion of Stage 2 is expected in May 2013 . The registrant currently has sufficient capital to begin this stage of its plan of operations, but will require additional capital to complete stage 2. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president or the sale of equity capital.

Stage 3:

The roll out strategy will require the sourcing of local content, developing contact lists for local teams and sponsors, etc., and implementing a marketing campaign. The website will need to be built up on from its beta stage and once it is ready to launch the website will go live. The registrant believes that if it is successful in the completion of Stage 2, will enable the registrant to raise additional funds to fully develop the website and fund expanded development and sales and marketing efforts.  Management anticipates hiring 2 to 4 permanent staff for this effort of going live and rolling out the website. The registrant expects this stage to cost approximately $250,000. The president will spearhead this stage of its plan of operations. If the registrant is able to carry forward with this stage of its plan of operations it expects the process to take approximately 9 to 12 months. The registrant does not currently have sufficient capital to carry out this stage of its plan of operations.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through the sale of equity capital.

Results of Operations for the six months ending November 30, 2012

We did not earn any revenues during the six months ending November 30, 2012 .  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $20,043 in the six months ended November 30, 2012.  These operating expenses included professional fees in addition to administrative expenses.

Results of Operations for Period Ending May 31, 2012

We did not earn any revenues from inception through the period ending May 31, 2011.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $28,547 from inception on October 4, 2010 through the period ended May 31, 2012.  These operating expenses included the purchase of our domain name, the research and the preparation of our business plan, website development in addition to professional fees and administrative expenses.

Liquidity and Capital Resources

As of November 30, 2012, we had cash of $5,045 and operating capital of $3,743.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $48,590 during the period from our inception on October 4, 2010 through to November 30, 2012. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on October 4, 2010 through to November 30, 2012 .

Cash from Financing Activities

We generated cash from financing activities in the amount of $53,635 during the period from our inception on October 4, 2010 through to November 30, 2012 . Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations.  We plan to spend the balance of these proceeds as described above under Plan of Operations.

As of November 30, 2012 , we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $120,000 to $150,000.  We anticipate that our cash and working capital will be sufficient to enable us to complete the first stage of our plan of operations, begin the second stage of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of  February 5, 2013 , are as follows:

Name	Age	Position(s) and Office(s) Held	Term of Office
Dennis Kjeldsen	41	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	Since Inception To Present

Set forth below is a brief description of the background and business experience of our officers and directors.

The registrant believes that the skills, experiences and qualifications of its officers and directors provide the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Dennis Kjeldsen has been the President, Chief Executive Officer, Chief Financial Officer, Secretary and Director of TeamUpSport Inc. since its inception. Dennis began his career in 1989 at Aar-Kel Moulds Ltd., an industry leader in the design and manufacture of high pressure aluminum casting and plastic injection moulds, whose products were directed primarily towards the Detroit based automotive industry. Dennis held various positions at Aar-Kel Moulds Ltd., including customer relations manager, Small components Manager, Prototype Manager & Prototype Sales Manager and project manager up until 2005. From April 2005 to April 2007 Mr. Kjeldsen worked as a self-employed consultant to Thru-Flow Inc. a Plastic Decking company. Mr. Kjeldsen consulted on all plastic injection moulding components. From April 2007 to April 2008 Mr. Kjeldsen was the President of Omden Holdings, a company created to facilitate the partnership of Omden and Coffee Lodge of Canada to introduce drive-through coffee kiosks to Canada. From April 2008 to May 2009 Mr. Kjeldsen worked at ICT (International Cooling Towers) a Public company, where he was responsible for the construction of cooling towers. From June 2009 to May 2011 Mr. Kjeldsen worked as the Operations Manager at Normac Adhesives Inc. where he was responsible for all manufacturing of products sold at Normac. Since June 2011 Mr. Kjeldsen has been employed by Thru-Flow Inc., as Operations Manager responsible for the wheelchair products division including all manufacturing, logistics, financing and sales. Mr. Kjeldsen’s business experience in operations management, project management, sales is well suited to the requirements on him to carry out the registrant’s business plan.

Mr. Kjeldsen is not currently, nor has he ever been, a director of any public company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our president. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant traffic. We are outsourcing in the meantime for the development of our website.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
-   Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
-   Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
-   Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
-   Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The registrant does presently not have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officer holds substantial ownership in the registrant and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer since our inception for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dennis Kjeldsen,	2010	0	0	0	0	0	0	0	0
CEO, CFO, President,	2011	0	0	0	0	0	0	0	0
Secretary & Director	2012	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the registrant for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Dennis Kjeldsen	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dennis Kjeldsen	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the registrant for their service as members of the board of directors of the registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of  February 5, 2013 , the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 4,766,698 shares of common stock issued and outstanding on  February 5, 2013 .

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Dennis Kjeldsen 700 Gillard Street Wallaceburg, ON N8A 4Z5	2,866,698	60.1%

Common	Total all executive officers and directors	2,866,698	60.1%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We completed an offering of 2,866,698 shares of common stock at a price of $0.005 per share to our president, Mr. Kjeldsen for consideration of $14,333.49 effective October 22, 2010. This issuance was made to Mr. Kjeldsen, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Dennis Kjeldsen, our president and director:

Lois Anderson	Aunt
Linda Huget	Aunt
Joanne Kjeldsen	Aunt
Paul Kjeldsen	Father
Rhonda Kjeldsen	Mother
George MacGregor	Uncle
Linda MacGregor	Aunt

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)  Market Information.   There is currently a limited market for our common stock and we can provide no assuarance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment.

b)  Holders.  At  February 5, 2013 , there were 32 shareholders of the registrant holding a total of 4,766,698 common shares. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

c)  Dividends.  Holders of the registrant’s common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant’s common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities	Weighted Average Exercise	Number of Securities
	Issued upon Exercise of	Price of Outstanding Options,	Remaining Available
	Outstanding Options	Warrants and Rights	Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a

Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

We completed an offering of 2,866,698 shares of common stock on October 22, 2010 to our president and director, Dennis Kjeldsen, at a price of $0.005 per share.  The total proceeds received from this offering was $14,333.49.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of thirty one (31) purchasers on June 1, 2011.  The total amount we received from this offering was $38,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Item 5(b)  Use of Proceeds.  As described herein.

Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Shares Eligible for Future Sale

Upon the date of this prospectus, there are 4,766,698 common shares outstanding of which no common shares may be freely traded without registration.  However, 1,900,000 common shares of present shareholders are being registered on this offering.

The remaining 2,866,698 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by John Kinross-Kennedy, C.P.A., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.   Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

TeamUpSport Inc.
700 Gillard Street
Wallaceburg, Ontario, N8A 4Z5
Canada
(519) 627-7428

Our fiscal year ends on May 31.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

FINANCIAL STATEMENTS

Index to Financial Statements:

Unaudited financial statements for the six months ended November 30, 2012 , including:

33	Balance Sheets as of November 30, 2012 and May 31, 2012;

34	Statements of Operations for the three and six months ended November 30, 2012 and 2011, and for the period from October 4, 2010 (Inception) through November 30, 2012;

35	Statement of Stockholders’ Equity for the period from October 4, 2010 (Inception) to November 30, 2012;

36	Statements of Cash Flows for the six months ended November 30, 2012 and 2011, and for the period from October 4, 2010 (Inception) through November 30, 2012;

37- 41	Notes to Financial Statements (unaudited)

Audited financial statements for the years ended May 31, 2012 and 2011, including:

42	Auditors’ Report

43	Balance Sheet

44	Statement of Operations

45	Statement of Stockholders’ Equity

46	Statement of Cash Flows

47-52	Notes to Financial Statements

TeamUpSport Inc.
(A Development Stage Company)
Balance Sheets

	November 30,	May 31,
	2012	2012
	(Unaudited)
ASSETS
Current Assets
Cash	$5,045	$25,088

Total Assets	$5,045	$25,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Officer Loan	$1,302	$1,302

Total Liabilities	1,302	1,302

Stockholders' Equity
Preferred Stock, $0.001 par value; 10,000,000 shares
authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 65,000,000 shares authorized;
Issued and outstanding:
4,766,698 shares at November 30, 2012 & May 31, 2012	4,767	4,767
Additional Paid-in Capital	47,566	47,566
Accumulated Deficit	(48,590)	(28,547)

Total Stockholders' Equity	3,743	23,786

Total Liabilities and Stockholders' Equity	$5,045	$25,088

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

					For the Period
					from Inception,
	For the three months		For the six months		October 4, 2010,
	ended		ended		through
	November 30,		November 30,		November 30,
	2012	2011	2012	2011	2012

Revenue	$-	$-	$-	$-	$-

Cost of Sales	-	-	-	-	-

Operating Income	-	-	-	-	-

General and Administrative Expenses:
Professional Fees	3,325	2,985	4,425	7,285	15,810
Other Administrative Expenses	2,993	620	15,618	2,141	32,780

Total General and Adminstrative Expenses	6,318	3,605	20,043	9,426	48,590

Income tax expense	-	-	-	-	-

Net Loss	$(6,318)	$(3,605)	$(20,043)	$(9,426)	$(48,590)

Basic and Dilutive loss per common share	$-	$-	$-	$-

Basic and diluted weighted average
common shares outstanding	4,766,698	4,766,698	4,766,698	4,766,698

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from Inception, October 4, 2010, to November 30, 2012
(Unaudited)

	Common Stock		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Inception, October 4, 2010	-	$-	$-	$-	$-

2,866,698 common shares issued
at $0.005 per share to founder
for cash, October 22, 2010	2,866,698	2,867	11,466		14,333

Net loss for the period	-	-	-	(4,498)	(4,498)

Balances, May 31, 2011	2,866,698	$2,867	$11,466	$(4,498)	$9,835

1,900,000 common shares issued to
third party investors for cash	1,900,000	1,900	36,100	-	38,000
at $0.02 per share

Net loss for the year	-	-	-	(24,049)	(24,049)

Balances, May 31, 2012	4,766,698	4,767	47,566	(28,547)	23,786

Net loss for six months	-	-	-	(20,043)	(20,043)

Balances, November 30, 2012	4,766,698	4,767	47,566	(48,590)	3,743

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			For the Period
	For the Six Months		from Inception,
	Ended		October 4, 2010,
	November 30,		through November 30,
	2012	2011	2012

Cash flows from operating activities:
Net loss	$(20,043)	$(9,426)	$(48,590)

Net cash used in operating activities	(20,043)	(9,426)	(48,590)

Cash flows from financing activities:
Proceeds from stock issuance to founder	-	-	14,333
Proceeds of stockholder's loan	-	-	1,302
Proceeds of loans	-	-	38,000

Net cash provided by financing activities	-	-	53,635

Net change in cash	(20,043)	(9,426)	5,045

Cash, beginning of the period	25,088	49,137	-

Cash, end of the period	$5,045	$39,711	$5,045

Supplemental cash flow disclosure:
Interest paid	$-	$-	$-

Taxes paid	$-	$-	$-

Stock issued in cancellation of debt	$-	$38,000	$38,000

 The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1.   Organization and Description of Business

Organization

TeamUpSport Inc. was incorporated under the laws of the State of Nevada on October 4, 2010. The Company was organized for the purpose of engaging in an internet-based social networking business. The Company adopted May 31 as its fiscal year-end.

In October, 2010 the Company began developing its business plan, which was published in the fiscal period ended May 31, 2011. The Company plans to develop a social-networking-type website centered around 10-20 sports. The website will permit participants to interact and to access media content.  The Company was capitalized with subscriptions for common stock in the first fiscal period ended May 31, 2011, and is constructing its website. The principal executive offices are located in Wallaceburg, Ontario, Canada.

Note 2.   Basis of Presentation– Development Stage Company and Going Concern

The Company has not earned any revenue from operations since inception. Accordingly, the Company’s activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

The Company sustained operating losses and accumulated deficit of $48,590 as of November 30, 2012. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing, as may be required.

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

The unaudited condensed interim financial statements have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes for the year ended May 31, 2012 included in our Annual Report on Form 10-K. The results of the three and six month periods ended November 30, 2012 are not necessarily indicative of the results to be expected for the full year ending May 31, 2013.

Note 3.   Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. Significant estimates made by management are, among others, deferred taxes.

Cash and equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of November 30, 2012 and May 31, 2012, respectively.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Recent Accounting Pronouncements

Adopted -

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value Measurement Topic 820." ASU 2011-04 is intended to provide a consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB's intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. Adoption of the new amendment did not have a material effect on the Company’s financial statements.

Not Adopted -

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The amendments in this update require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. This update will enhance disclosures required by U.S. GAAP by requiring improved information about financial instruments and derivative instruments. The requirements of this update are effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Entities should provide the disclosures required retrospectively for all comparative periods presented. We are currently evaluating the impact of adopting ASU 2011-11 on the consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Income Taxes

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit disclosed as of November 30 2012 and May 31, 2011 through net operating loss carry-forward. However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ASC accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Loss per Common Share

Basic loss per common share excludes dilutive securities and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the Company has only incurred losses, basic and diluted loss per share is the same. As of November 30, 2012 and 2011, there were no outstanding dilutive securities.

The following table represents the computation of basic and diluted losses per share:

	Six months	Six months
	ended November 30,	ended November 30,
	2012	2011

Loss available for common shareholder	$(20,043)	$(9,426)
Basic and fully diluted loss per share	$-	$-

Weighted average common shares outstanding - basic and diluted	4,766,698	4,766,698

Net loss per share is based upon the weighted average shares of common stock outstanding.

Note 4.   Related Party Transactions and Officer Loan

The Company issued the President, Dennis Kjeldson, 2,866,698 common shares for cash of $14,333 on October 22, 2010.

The President of the Company, Dennis Kjeldison, advanced funds of $1,302 to the Company for filing fees. The loan is unsecured, carries no interest, has no terms of repayment or maturity date and is payable upon demand.

Note 5.   Income Taxes

The Company is subject to United States income taxes and Canadian income taxes (to the extent of its operations in Canada).  The Company had no income tax expense during the reported period due to net operating losses. The Company has net operating losses carried forward of approximately $48,000 for tax purposes which will expire in 2030 through 2032 if not utilized.

	November 30,
	2012	2011

Provision computed at federal statutory rate	15%	15%
state tax, net of federal tax benefit	0%	0%
Valuation allowance	-15%	-15%
Effective income tax rate	0%	0%

	November 30,	May 31,
	2012	2012

Deferred tax asset- net operating loss	$48,000	$28,500
less valuation allowance	(48,000)	(28,500)

Net deferred tax asset	$0	$0

Note 6.   Common Stock

The Company has authorized 65,000,000 shares of $0.001 par value common stock, of which 4,766,698 shares are issued and outstanding as at November 30, 2012 and 10,000,000 shares of par value $0.001 shares of preferred stock, of which none was outstanding as at November 30, 2012.

On October 22, 2010, the Company issued 2,866,698 shares at $0.005 per share for cash of $14,333.

During the fourth quarter of fiscal year ended May 31, 2011, the Company sold shares to third party investors for cash at $0.02 per share for $38,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders
TeamUpSport Inc.
Wallaceburg, Ontario, Canada

I have audited the accompanying balance sheet of TeamUpSport Inc. as of May 31, 2012 and 2011 and the related statements of operations, of stockholders’ equity and of cash flows for the year and period ended May 31, 2012 and 2011, and for the period since inception, October 4, 2010 to May 31, 2012.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of TeamUpSport Inc. as of May 31, 2012 and 2011 and the results of its operations and its cash flows for the year and period ended May 31, 2012 and. 2011, and for the period from inception, October 4, 2010 to May 31, 2012, in conformity with United States generally accepted accounting principles.

As discussed in Note 9 to the financial statements, the financial statements for the prior fiscal year ended May 31, 2012 were restated to correct an accounting error.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company as at May 31, 2012 had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  These factors raise substantial doubt concerning the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent on the successful completion of its plan to launch a website and generate sales in order to fund operating losses and become profitable.  If the Company is unable to make it profitable, the Company could be forced to cease development of operations.  Management cannot provide any assurances that the Company will be successful in its operation.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/ s / John Kinross-Kennedy

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
August 23, 2012

TeamUpSport Inc.
(A Development Stage Company)
Balance Sheet
as at May 31, 2012 and 2011

	2012	2011
		(Restated)

ASSETS
Current Assets
Cash	$25,088	$49,137

Total Assets	25,088	49,137

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Officer Loan	$1,302	$1,302

Total Liabilities	1,302	1,302

Stockholders' Equity
Preferred Stock, $0.001 par value; 10,000,000 shares
authorized; 0 shares issued and outstanding.	-	-
Common stock, $0.001 par value; 65,000,000 shares
authorized; Issued and outstanding:
0 shares as at May 31, 2011,
4,766,698 shares as at May 31, 2012.	4,767	-
Additional Paid-in Capital	47,566	-
Subscriptions	-	52,333
Deficit during the development stage	(28,547)	(4,498)

Total Stockholders' Equity	23,786	47,835

Total Liabilities and Stockholders' Equity	$25,088	$49,137

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Statement of Operations
For the period since inception, October 4, 2010 through May 31, 2012

					For the Period
	For the		For the	For the	from Inception,
	3 months ended		year ended	period ended	October 4, 2010,
	May 31,		May 31,	May 31,	through May 31,
	2012	2011	2012	2011	2012
		(Restated)		(Restated)

Revenue	$-	$-	$-	$-	$-

Cost of Sales	-	-	-	-	-

Operating Income	-	-	-	-	-

General and Administrative Expenses:
Professional Fees	800	1,000	8,385	3,000	11,385
Other Administrative Expenses	12,665	30	15,664	1,498	17,162

Total General and Adminstrative
Expenses	13,465	1,030	24,049	4,498	28,547

Net Income (Loss)	$(13,465)	$(1,030)	$(24,049)	$(4,498)	$(28,547)

Basic and Dilutive net earnings (loss)
per share	N/A	$(0.00)	$(0.01)	N/A

Weighted average number
of shares outstanding	-	4,766,698	4,766,698	-

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Statement of Shareholders' Equity
For the period from Inception October 4, 2010 to May 31, 2012

					Deficit
					Accumulated
	Common Stock		Additional		during the	Total
	Number of		Paid-in		Development	Stockholders'
	Shares	Amount	Capital	Subscriptions	Stage	Equity

Inception, Oct. 2010	-	$-	$-	$-	$-	$-

Subscription for 2,866,698
common shares at $0.005
per share, October 25, 2010				14,333		14,333

Net loss for the period					(4,498)	(4,498)

Balances, May 31, 2011	-	$-	$-	$14,333	$(4,498)	$9,835
				.
Issued 2,866,698
common shares at $0.005
per share for subscription
in cash, June 1, 2011	2,866,698	2,867	11,466	(14,333)		-

Issued 1,900,000
common shares for each
at $0.02 per share, June 1, 2011	1,900,000	1,900	36,100			38,000

Net loss for the year					(24,049)	(24,049)

Balances, May 31, 2012	4,766,698	4,767	47,566	-	(28,547)	23,786

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period since inception, October 4, 2010 through May 31, 2012

			For the Period
			from Inception,
	For the year ended		October 4, 2010
	May 31,		through May 31,
	2012	2011	2012
		(Restated)
Cash flows from operating activities:
Net loss	(24,049)	$(4,498)	$(28,547)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-	-
Change in operating assets and liabilities:	-	-	-

Net cash (used by) operating activities	(24,049)	(4,498)	(28,547)

Cash flows from financing activities:
Proceeds of the sale of stock	52,333	-	52,333
Subscriptions	(52,333)	52,333	-
Proceeds of stockholder's loan	-	1,302	1,302

Net cash provided by financial activities:	-	53,635	53,635

Net increase in cash	(24,049)	49,137	25,088

Cash, beginning of the period	49,137	-	-

Cash, end of the period	25,088	$49,137	$25,088

Supplemental cash flow disclosure:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

TeamUpSport Inc
(A Development Stage Company)
Notes to Financial Statements
May 31, 2012
Stated in U.S. Dollars

Note 1.    Basis of Presentation and Nature of Operations

These audited financial statements as of and for the period ended May 31, 2012 reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

Organization

TeamUpSport Inc. was incorporated under the laws of the State of Nevada October 4, 2010. The Company was organized for the purpose of engaging in an internet social networking business.  The Company adopted May 31 as its fiscal year-end.

Current Business of the Company

In October, 2010 the Company began developing its business plan, which was published before the period end, May 31, 2012. The Company plans to develop a Facebook-type website centered around 10-20 sports.  In the same way as Facebook, it will permit participants to interact and to access media content.  The Company was capitalized with subscriptions for common stock in the first fiscal period ended May 31, 2011, and is constructing its website. The principal executive offices are located in Wallaceburg, Ontario, Canada.

Note 2.    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period.  Actual results could differ materially from those estimates. Significant estimates made by management are, among others, deferred taxes.

Foreign Currency Translation

The Company’s functional currency is the United States dollar. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”).

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities;  quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of May 31, 2012, reflect

-	Cash: Level One measurement based on bank reporting.
-	Subscriptions Received: Level 2 based on contract.
-	Loans from Officers: Level 3 based on promissory notes.

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

Recent Accounting Pronouncements

In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment is applicable to fiscal years beginning after December 15, 2011. Early application is permitted. The Company does not expect this ASU has a material impact on its financial position or carrying value of its intangible assets at this time.

The Company has reviewed issued accounting pronouncements and plans to adopt those that are applicable to it.  The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

 Basis of Presentation – Going Concern

These financial statements have been prepared on a going-concern basis which assumes the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced a loss since its inception October 4, 2010 of ($28,547).
The Company has no business operations, which raises substantial doubt about the Company's ability to continue as a going concern.  The ability of the Company to meet its commitments as they become payable, including the completion of its website, is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations.  There are no assurances the Company will be successful in achieving these goals.

The Company may not have sufficient cash to fund its website development costs and bring it into functionality.  The Company has raised capital however this financing may be insufficient to fund expenditures or other cash requirements required to project its website to the point of profitable operations. There can be no assurance the Company will be successful in developing profitable operations.  The Company plans to seek additional financing if necessary in a private or public equity offering to secure future funding for operations. There can be no assurance the Company will be successful in raising additional funding. If the Company is not able to secure additional funding, the implementation of the Company’s business plan will be impaired. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915.  ASC 915 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as October 5, 2010.  Since inception, the Company has incurred an operating loss of ($28,547). The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since October 4, 2010 in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share, for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of May 31, 2012.

The Company has not issued stock as of May 31, 2012, therefore earnings per share is not presented.

Note 3.    Officer Loan

May 31, 2012

$1,302

The President of the Company, Dennis Kjeldsen, advanced funds to the Company for filing fees. The loan is unsecured, carries no interest, has no terms of repayment or maturity date and is payable upon demand.

Note 4.    Income Taxes

The Company is subject to United States income taxes and Canadian income taxes (to the extent of its operations in Canada).  The Company had no income tax expense during the reported period due to net operating losses.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

Loss for the year ended May 31, 2012	$(24,049
Average statutory tax rate	35%

Expected income tax provision	$(8,418)
Unrecognized tax losses	8,418

Income tax expense	$--

Significant components of deferred income tax assets are as follows:

From Net operating losses carried forward	$9,975
Valuation allowance	(9,975)

Net deferred income tax assets	$-

The Company has net operating losses carried forward of approximately $28,500 for tax purposes which will expire in 2030 through 2032 if not utilized first.

Note 5.    Capital Structure

The Company issued a total of 4,766,698 shares of common stock on June 1, 2011, in response to offerings as follows:

1.	June 1, 2011: 2,866,698 shares were issued at $0.005 per share, paid for by the $14,333 subscription completed in the prior fiscal year, on October 22, 2010.

2.
June 1, 2011:  1,900,000 shares were issued at $0.02 per share for an offering completed on June 1, 2011, paid for by cancellation of debt of $38,000 from cash advances made to the Company in the prior fiscal year.

The Company has authorized 65,000,000 shares of $0.001 par value common stock, of which 4,766,698 shares are issued and outstanding as at May 31, 2012, and 10,000,000 shares of par value $0.001 shares of preferred stock , of which none was outstanding as at May 31, 2012.

Note 6.    Related Party Transactions

The Company issued the President, Dennis Kjeldson, 2,866,698 common shares for consideration of $14,333 on June 1, 2011.

Note 7.    Commitments and Contingencies

There were no commitments or contingencies in the period ended May 31, 2012.

Note 8.    Legal Proceedings

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation, or is involved either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors

Note 9.    Accounting Error:  Restatement

The financial statements for the prior fiscal period ended May 31, 2011were restated to correct an accounting error, in that loans to the Company were included with subscriptions received.   The loans were re-classified to liabilities, and the financial statements restated accordingly.  There was no effect on net income.   Net equity was reduced by the amount of the loans, $38,000.

	As Originally Reported	As Restated		Effect on Net Income	Effect on Net Equity
Balance Sheet
Loans Payable	$-		$38,000
Subscriptions	52,333		14,333
	$52,333		$52,333	Nil	$(38,000)

Statement of Stockholders’ Equity
Subscriptions,
April 26, 2011	$38,000	$	Nil	Nil	$(38,000)

Statement of Cash Flows
Subscriptions	$52,333		$14,333
Proceeds of Loans	0		38,000
	$52,333		$52,333	Nil	Nil

Net Effect on Income and Net Equity May 31, 2011				Nil	$(38,000)

Note 10.    Subsequent Events

Events subsequent to May 31, 2012 have been evaluated through August 24, 2012, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.

1,900,000 Common Shares
on behalf of Selling Shareholders

Prospectus

TeamUpSport, Inc.

February 5, 2013

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________  2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.41
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$0
Legal fees and expenses	$0

Total	$4.41

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that:

a.    the directors will cause the registrant to indemnify a director or former director of the registrant and the directors may cause the registrant to indemnify a director or former directors of a corporation or which the registration is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the registrant or a director of such corporation, including an action brought by the registration or corporation.  Each director of the registrant on being elected or appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

b.   the directors may cause the registrant to indemnify an officer, employee or agent of the registrant or of a corporation of which the registrant is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the registrant or corporation. In addition, the registrant shall indemnify the secretary or an assistant secretary of the registrant (if he is not a full time employee of the Corporation and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such secretary and assistant secretary, on being appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

c.   the directors may cause the registrant to purchase and maintain insurance for the benefit of a person who is or was serving a director, officer, employee or agent of the registrant or as a director, officer, employee or agent of a corporation of which the registrant is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 15.  Recent Sales of Unregistered Securities

We completed an offering of 2,866,689 shares of common stock on October 22, 2010 to our president and director, Dennis Kjeldsen, at a price of $0.005 per share.  The total proceeds received from this offering were $14,333.49.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of thirty one (31) purchasers on June 1, 2011.  The total amount we received from this offering was $38,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

All securities were sold pursuant to Regulation S(b)(3)(iii) in that:

Each offer or sale was made in an offshore transaction.

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16.  Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion and Consent of Jody M. Walker, Attorney At Law(2)
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant

(1)	Previously included as an exhibit to the Registration Statement on Form S-1 filed August 22, 2011.
(2)	Previously included as an exhibit to Amendment No. 1 to the Registraton Statement on Form S-1 filed October 27, 2011.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wallaceburg, Ontario, Canada, on February 5, 2013 .

TEAMUPSPORT INC.

By:	/s/ Dennis Kjeldsen
Dennis Kjeldsen
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on February 5, 2013 .

By:	/s/ Dennis Kjeldsen
Dennis Kjeldsen
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer Secretary and Director